EXHIBIT 99.1

FOR IMMEDIATE RELEASE

GENERAL FINANCE CORPORATION APPOINTS JEFFREY A. KLUCKMAN EXECUTIVE VICE PRESIDENT OF BUSINESS DEVELOPMENT

PASADENA, CA – September 16, 2011 - General Finance Corporation (NASDAQ: GFN), a holding company that acquires, operates and enhances value for businesses in the mobile storage container and modular space industries, today announced the appointment of Jeffrey A. Kluckman as Executive Vice President of Business Development.  Mr. Kluckman will lead strategic capital investment and M&A activity for both the holding company (General Finance Corporation) and its subsidiaries Royal Wolf Holdings Limited and Pac-Van, Inc.

“Throughout his career, Jeff has successfully completed more than 110 transactions within the rental services sector,” said Ron Valenta, President and Chief Executive Officer of General Finance.  “Jeff’s background is a valuable match for our organization and his appointment reflects our commitment to adding strategic resources at the holding company level to benefit each of our businesses.  He will be a key asset as we look for opportunities to grow the lease fleets and add synergistic portable storage container businesses to General Finance and its subsidiaries.

“Our companies operate in highly fragmented markets where there is abundant opportunity for selective M&A activity, and Royal Wolf’s market dominance in Australia and New Zealand coupled with Pac-Van’s prominence in the U.S. position us well for expansion through a combination of organic growth and accretive acquisitions. Leveraging our recently improved capital structure company wide, we will put Jeff’s sector acumen and transaction expertise to work to build our presence in our existing regions and fund future growth in attractive markets.”

In his 15-year background in business development for rental services, including the mobile storage, modular space and equipment rental industries, Mr. Kluckman held the role of vice president of mergers and acquisitions for portable storage solutions provider Mobile Mini, Inc. (NASDAQ: MINI) and, earlier, similar positions with Mobile Storage Group, Inc., which was acquired by Mobile Mini in 2008, and RSC Equipment Rental, Inc. (NYSE: RRR).  Mr. Kluckman received an accounting degree from Northern Illinois University.

General Finance Corporation’s subsidiary Royal Wolf completed an Australian IPO in May 2011 raising gross proceeds of A$91.5 million.  Managed by Credit Suisse, the offering significantly recapitalized Royal Wolf’s balance sheet to provide a solid foundation for future growth, while providing capital at the holding company level, a portion of which was used to reduce Pac-Van’s outstanding debt by $15 million. Post-offering, General Finance is moving forward on its improved financial and operating flexibility to grow its existing businesses and pursue new and supplementary acquisition opportunities in each of its markets.

About General Finance Corporation

General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is a holding company headquartered in Pasadena, California that acquires, operates and enhances value for businesses in the mobile storage container and modular space (“portable services”) industries.  Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries.  The Company’s two principal subsidiaries are majority-owned Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in the Asia-Pacific regions of Australia and New Zealand, and wholly-owned Pac-Van, Inc. (www.pacvan.com), a prominent regional provider of portable storage and office containers, mobile offices and modular buildings in the United States.  Royal Wolf’s shares trade on the Australian Securities Exchange under the symbol RWH.

Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, but are not limited to, statements relating to statements addressing management’s views with respect to future financial and operating results and capital allocation strategies.  These involve risks and uncertainties that could cause actual outcomes and results to differ materially from those described in forward-looking statements.  We believe that the expectations represented by our forward looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct.  Furthermore, unless otherwise stated, the forward looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable legislation or regulation.  The forward-looking statements contained in this press release are expressly qualified by this cautionary statement. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission.

Investor/Media Contact

Larry Clark
Financial Profiles
310-478-2700 x29
# # #